Exhibit 99.1

Callaway Golf Company Announces Record Net Sales For The Fourth Quarter Of 2020

CARLSBAD, Calif., Feb. 10, 2021 /PRNewswire/ --

  Fourth quarter 2020 consolidated net sales of $375 million, a new record for the Company and a 20% increase compared to the fourth quarter of 2019, including:
    +48.5% growth in Golf Club sales
    +14.3% growth in Golf Ball sales
    +8.7% growth in Apparel sales

Callaway Golf Company (the "Company" or "Callaway Golf") (NYSE: ELY) announced today financial results for the fourth quarter and year ended December 31, 2020.

"We are very pleased with how strongly our business finished 2020 with our consolidated fourth quarter net sales increasing 20% compared to the same period in 2019," commented Chip Brewer, President and Chief Executive Officer of the Company. "This increase reflects continued unprecedented demand in our golf equipment business and a quicker than expected recovery in our soft goods business led by sales of TravisMathew and Jack Wolfskin apparel. We are very thankful we were able to finish 2020 with strong brand momentum and a strong balance sheet. We are mindful, however, that COVID-19 is still present and our hearts go out to all those around the globe who have been impacted by it."

"Looking forward, we anticipate COVID-19 will continue to negatively impact our business in 2021 given the continued government shutdown orders and other restrictions around the world, although to a lesser degree than in 2020," continued Mr. Brewer. "We anticipate that our continued brand momentum, increased demand for golf equipment and recovery in our soft goods business will continue into 2021 and therefore help mitigate that impact. We are also excited about our pending merger with Topgolf which is on track, subject to shareholder approval, to close in the first quarter of 2021. All in all, we are cautiously optimistic as we enter 2021 and believe 2021 will be a stepping stone to more normal conditions and the resulting transformational growth we have projected for 2022."

GAAP and Non-GAAP Results

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The purpose of this non-GAAP presentation is to provide additional information to investors regarding the underlying performance of the Company's business without certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, and other non-recurring costs, including costs related to the proposed merger with Topgolf International, Inc. ("Topgolf"), transition to the Company's new North American Distribution Center, implementation of a new IT system for Jack Wolfskin, severance costs related to the Company's cost-reduction initiatives, the $174 million non-cash impairment charge in 2020 related to the Jack Wolfskin goodwill and trade name, as well as non-cash amortization of the debt discount related to the Company's convertible notes. The Company also provided sales information on a constant currency basis and information regarding its earnings before interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, and the non-recurring and non-cash items previously mentioned ("Adjusted EBITDAS"). The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Summary of Fourth Quarter 2020 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the fourth quarter of 2020 (in millions, except EPS):

GAAP RESULTS				NON-GAAP PRESENTATION
	Q4 2020	Q4 2019	Change	Q4 2020 Non-GAAP	Q4 2019 Non-GAAP	Change
Net Sales	$375	$312	$63	$375	$312	$63
Gross Profit	$139	$130	$9	$139	$132	$7
% of Sales	37.1%	41.7%	(460) bps	37.2%	42.4%	(520) bps
Operating Expenses	$171	$153	$18	$162	$148	$14
Other Income / (Expense)	($15)	($9)	($6)	($13)	($9)	($4)
Income Tax Provision/(Benefit)	($7)	($2)	($5)	($4)	($1)	($3)
Net Income/(Loss)	($41)	($29)	($12)	($31)	($24)	($7)
Loss Per Share	($0.43)	($0.31)	($0.12)	($0.33)	($0.26)	($0.07)

	Q4 2020	Q4 2019	Change
Adjusted EBITDAS	($12)	($6)	($6)

For the fourth quarter of 2020, the Company's net sales increased $63 million (20%) to $375 million, a new fourth quarter record for the Company, compared to $312 million for the same period in 2019. This increase was driven by a 40% increase in the golf equipment segment resulting from the continued high demand for golf products late into the year as well as the strength of the Company's product offerings across all skill levels. The Company's soft goods segment also continued its strong rebound during the fourth quarter of 2020, with sales increasing 1% versus the same period in 2019. Changes in foreign currency rates had a $9 million favorable impact on fourth quarter 2020 net sales.

For the fourth quarter of 2020, the Company's gross margin decreased 460 basis points to 37.1% compared to 41.7% for the fourth quarter of 2019. Non-GAAP gross margin decreased 520 basis points to 37.2% compared to 42.4% for the fourth quarter of 2019. The decrease was primarily attributable to the Company's proactive inventory reduction initiatives in the soft goods segment, increased operational costs due to COVID-19 and increased freight costs associated with higher rates and higher mix of air shipments in order to meet demand. These decreases were partially offset by favorable changes in foreign currency exchange rates and an increase in the Company's e-commerce sales.

Operating expenses increased $18 million to $171 million in the fourth quarter of 2020 compared to $153 million for the same period in 2019. Non-GAAP operating expenses for the fourth quarter of 2020 were $162 million, an increase of $14 million compared to the fourth quarter of 2019. This increase was primarily driven by the Company's decision to pay back employees (other than executive officers) for their reduced salary levels for a portion of the year, increased variable expenses related to higher sales, continued investments in the Company's new businesses and unfavorable changes in foreign exchange rates.

Fourth quarter 2020 loss per share was ($0.43), compared to loss per share of ($0.31) for the fourth quarter of 2019. Non-GAAP fourth quarter 2020 loss per share was ($0.33), compared to loss per share of ($0.26) for the fourth quarter of 2019.

Summary of Full Year 2020 Financial Results

The Company announced the following GAAP and non-GAAP financial results for the full year of 2020 (in millions, except EPS):

GAAP RESULTS				NON-GAAP PRESENTATION
	Full Year 2020	Full Year 2019	Change	Full Year 2020 Non-GAAP	Full Year 2019 Non-GAAP	Change
Net Sales	$1,589	$1,701	($112)	$1,589	$1,701	($112)
Gross Profit	$658	$767	($109)	$665	$779	($114)
% of Sales	41.4%	45.1%	(370) bps	41.8%	45.8%	(400) bps
Operating Expenses	$763	$634	$129	$570	$617	($47)
Other Income / (Expense)	($22)	($37)	$15	($16)	($33)	$17
Income Tax Provision/(Benefit)	($1)	$17	($18)	$15	$24	($9)
Net Income/(Loss)	($127)	$79	($206)	$64	$106	($42)
Earnings/(Loss) Per Share	($1.35)	$0.82	($2.17)	$0.67	$1.10	($0.43)

	FY 2020	FY 2019	Change
Adjusted EBITDAS	$165	$210	($45)

The Company's net sales decreased $112 million (7%) to $1,589 million in 2020, compared to $1,701 million in 2019. This decrease reflects a 16% decrease in the soft goods segment globally due to the negative impact of the COVID-19 pandemic, including the temporary closure of most of the Company's operations and retail doors during the second quarter of 2020, with additional closures in the fourth quarter of 2020. This decrease was partially offset by the golf equipment segment, which saw strong momentum during the second half of the year and resulted in the segment being slightly up year over year, as well as a significant increase in the Company's e-commerce sales in 2020 compared to 2019. Changes in foreign currency rates had an $11 million positive impact on 2020 net sales.

The Company's 2020 gross margin decreased 370 basis points to 41.4% compared to 45.1% in 2019. Non-GAAP gross margin decreased 400 basis points to 41.8% in 2020 compared to 45.8% in 2019. The decrease in non-GAAP gross margin was primarily attributable to the decrease in sales related to the COVID-19 pandemic, the proactive soft goods inventory reduction initiatives, and costs associated with idle facilities during the government mandated shutdown. The decrease in gross margin was partially offset by favorable changes in foreign currency exchange rates and favorable mix created by an increase in the Company's e-commerce sales.

Operating expenses increased $129 million to $763 million in 2020 compared to $634 million in 2019. The increase was primarily due to a $174 million non-cash impairment charge related to the Jack Wolfskin goodwill and trade name. Excluding the non-cash impairment charge and other items mentioned above, non-GAAP operating expenses were $570 million in 2020, a decrease of $47 million compared to 2019. This decrease was driven by the cost reduction actions the Company began in March 2020 in response to the COVID-19 pandemic as well as lower variable expenses partially offset by continued investments in the Company's new businesses and unfavorable impacts of foreign exchange rates.

2020 loss per share was $1.35, compared to fully diluted earnings per share of $0.82 for 2019. Excluding the impairment charge and the other non-recurring items mentioned above, 2020 non-GAAP fully diluted earnings per share was $0.67, compared to fully diluted earnings per share of $1.10 for 2019. The non-GAAP earnings in 2020 included foreign currency related gains of approximately $0.20 per share (including approximately $0.09 per share related to the settlement of a cross-currency swap program), compared to approximately $0.03 per share of foreign currency related gains in 2019.

Outlook - Callaway Golf

Given the continued uncertainty related to COVID-19, the Company is not providing sales and earnings guidance for 2021 at this time. The Company, however, did highlight certain factors that are expected to affect 2021 financial results.

Net Sales. The Company noted that on a pre-merger basis (which includes only Callaway Golf's business and does not take into account Topgolf's business following the proposed merger), its consolidated net sales for the first quarter of 2021 will exceed 2020 net sales but will continue to be negatively impacted by COVID-19. More specifically, the Company's soft goods business will continue to be impacted by the regulatory shut down orders in Europe and Asia during the first quarter but then should strengthen during the balance of the year as the regulatory restrictions subside. The Company's golf equipment business is expected to be impacted by temporary supply constraints caused by COVID-19 during the first quarter, which could affect the Company's ability to fulfill all of the robust demand in its golf equipment business. The Company believes there are opportunities for supply to catch up beginning in the second quarter.

Gross Margin. On a pre-merger basis, full year 2021 non-GAAP gross profit as a percent of net sales ("gross margin") will also be negatively impacted by increased operational costs due to COVID-19, including higher labor costs, logistical challenges as well as increased freight expense resulting from a shortage of ocean freight containers. The freight container shortage alone is estimated to have a negative $13 million impact on freight costs in 2021 (with a substantial majority of the impact occurring during the first half). The Company believes that its full year 2021 gross margin will be approximately the same as in 2019 despite these gross margin headwinds.

Operating Expenses. On a pre-merger basis, full year 2021 non-GAAP operating expenses are estimated to be approximately $70 million-$80 million higher compared to full year 2019 non-GAAP operating expenses. In addition to the negative impact of changes in foreign currency rates (estimated to be approximately $20 million) and inflationary pressures, the increased operating expenses generally reflect continued investment in the Company's current business. This investment includes (i) investment needed to assume the Korea apparel business from its current licensee in the back-half of 2021, (ii) investment in pro tour, and (iii) continued investment in the soft goods business, including the TravisMathew business related to opening new retail doors, investment in infrastructure and systems and investments related to new market expansion for Jack Wolfskin in North America and Japan. The Company believes that these investments will continue to drive growth in sales and profits but expects to incur the expenses for these investments prior to receiving the associated benefits.

Other Income/Expense. In 2020, the Company realized gains from certain foreign currency hedges in the aggregate amount of approximately $25 million. These gains are not expected to repeat in 2021.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. Pacific time today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. To listen to the call, and to access the Company's presentation materials, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. Pacific time on February 17, 2021. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, and other non-recurring costs, including costs related to the proposed Topgolf merger, the transition to the Company's new North American Distribution Center, implementation of a new IT system for Jack Wolfskin, severance costs related to the Company's cost-reduction initiatives, the $174 million non-cash impairment charge related to the Jack Wolfskin goodwill and trade name, as well as non-cash amortization of the debt discount related to the Company's convertible notes.

Adjusted EBITDAS. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business with regard to these items. The Company has provided reconciling information in the attached schedules.

Additional Information and Where You Can Find It

The Company has filed with the SEC a registration statement on Form S-4, which includes the proxy statement of the Company that also constitutes a prospectus of the Company and a consent solicitation statement of Topgolf (the "proxy statement/prospectus/consent solicitation"). INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS/ CONSENT SOLICITATION, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, TOPGOLF, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders are able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC on the Company's website at https://www.callawaygolf.com (for documents filed with the SEC by the Company).

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, Topgolf, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company and Topgolf, respectively, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement/prospectus/consent solicitation. Information regarding the Company's directors and executive officers is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and its Revised Definitive Proxy Statement on Schedule 14A, dated March 27, 2020, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company's financial outlook for 2021 (including net sales, gross margin, operating expenses and other income/expense), continued impact of the COVID-19 pandemic on the Company's business and the Company's ability to improve and recover from such impact, impact of any measures taken to mitigate the effect of the pandemic, strength of the Company's products and continued brand momentum, demand for golf equipment, the Company's continued efforts to invest in the business, impact from increased operating costs and supply constraints on the Company, post-pandemic consumer trends and behavior, future industry and market conditions, the benefits of the business combination transaction involving the Company and Topgolf, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, the strategies, prospects, plans, expectations or objectives of management of the Company or Topgolf for future operations of the combined company, any statements regarding the approval and closing of the merger, including the need for stockholder approval and the satisfaction of closing conditions, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations from additional regulatory restrictions in response to COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary "social distancing" that affects employees, customers and suppliers; risks and uncertainties related to the Company's pending merger with Topgolf, including the failure to obtain, or delays in obtaining shareholder approval or required regulatory approval, the risk that such regulatory approval may result in the imposition of conditions that could adversely affect the Company or the expected benefits of the proposed transaction, any termination fee that may be payable by the Company pursuant to the terms of the merger agreement, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with the Company's and/or Topgolf's employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to the Company and/or Topgolf; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and ongoing impact of the COVID-19 pandemic, and related decreases in customer demand/spending and ongoing increases in operating costs and supply constraints; the Company's level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company's business; consumer acceptance of and demand for the Company's and its subsidiaries' products; competitive and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19, on the economy generally, on the level of demand for the Company's and its subsidiaries' products or on the Company's ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; and a decrease in participation levels in golf generally, during or as a result of the COVID-19 pandemic. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:	Brian Lynch
Patrick Burke
(760) 931-1771

CALLAWAY GOLF COMPANY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$366,119	$106,666
Accounts receivable, net	138,482	140,455
Inventories	352,544	456,639
Other current assets	55,482	85,590
Total current assets	912,627	789,350

Property, plant and equipment, net	146,495	132,760
Operating lease right-of-use assets, net	194,776	160,098
Intangible assets, net	540,997	697,166
Deferred taxes, net	59,735	73,948
Investment in golf-related ventures	111,442	90,134
Other assets	14,528	17,092
Total assets	$1,980,600	$1,960,548

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$278,755	$276,300
Accrued employee compensation and benefits	30,937	46,891
Asset-based credit facilities	22,130	144,580
Accrued warranty expense	9,364	9,636
Current operating lease liabilities	29,579	26,418
Long-term debt, current portion	14,599	7,317
Income tax liability	5,908	12,104
Total current liabilities	391,272	523,246

Long-term debt	650,564	443,259
Long-term operating lease liabilities	177,996	137,696
Long-term liabilities	85,124	88,994
Total Callaway Golf Company shareholders' equity	675,644	767,353
Total liabilities and shareholders' equity	$1,980,600	$1,960,548

CALLAWAY GOLF COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2020	2019
Net sales	$374,629	$311,941
Cost of sales	235,506	181,793
Gross profit	139,123	130,148
Operating expenses:
Selling	106,733	103,820
General and administrative	51,744	36,563
Research and development	12,901	12,421
Total operating expenses	171,378	152,804
Loss from operations	(32,255)	(22,656)
Other expense, net	(15,445)	(8,914)
Loss before income taxes	(47,700)	(31,570)
Income tax benefit	(7,124)	(2,352)
Net loss	$(40,576)	$(29,218)

Loss per common share:
Basic	($0.43)	($0.31)
Diluted	($0.43)	($0.31)
Weighted-average common shares outstanding:
Basic	94,185	94,154
Diluted	94,185	94,154

	Year Ended December 31,
	2020	2019
Net sales	$1,589,460	$1,701,063
Cost of sales	931,875	934,276
Gross profit	657,585	766,787
Operating expenses:
Selling	391,815	438,238
General and administrative	150,716	145,302
Research and development	46,300	50,579
Goodwill and tradename impairment	174,269	—
Total operating expenses	763,100	634,119
Income (loss) from operations	(105,515)	132,668
Other expense, net	(21,963)	(36,899)
Income (loss) before income taxes	(127,478)	95,769
Income tax (benefit) provision	(544)	16,540
Net income (loss)	(126,934)	79,229
Less: Net loss attributable to non-controlling interests	—	(179)
Net income (loss) attributable to Callaway Golf Company	$(126,934)	$79,408

Earnings (loss) per common share:
Basic	($1.35)	$0.84
Diluted	($1.35)	$0.82
Weighted-average common shares outstanding:
Basic	94,201	94,251
Diluted	94,201	96,287

CALLAWAY GOLF COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(126,934)	$79,229
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,508	34,951
Lease amortization expense	32,730	30,893
Amortization of debt issuance costs	4,200	3,262
Debt discount amortization	6,331	—
Inventory step-up on acquisition	—	10,885
Impairment loss	174,269	—
Deferred taxes, net	(12,507)	(1,381)
Non-cash share-based compensation	10,927	12,896
Loss on disposal of long-lived assets	336	218
Gain on conversion of note receivable	(1,252)	—
Unrealized net losses on hedging instruments and foreign currency	2,750	3,642
Changes in assets and liabilities	97,880	(88,045)
Net cash provided by operating activities	228,238	86,550

Cash flows from investing activities:
Capital expenditures	(39,262)	(54,702)
Investments in golf related ventures	(19,999)	(17,897)
Acquisitions, net of cash acquired	—	(463,105)
Proceeds from sales of property and equipment	49	38
Net cash used in investing activities	(59,212)	(535,666)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	258,750	—
Proceeds from issuance of long-term debt	37,728	493,167
Premium paid for capped call confirmations	(31,775)	—
Debt issuance cost	(9,102)	(19,091)
(Repayments of) proceeds from credit facilities, net	(122,450)	105,850
Repayments of long-term debt	(12,437)	(36,685)
Repayments of financing leases	(792)	(706)
Exercise of stock options	248	368
Dividends paid, net	(1,891)	(3,776)
Acquisition of treasury stock	(22,213)	(28,073)
Purchase of non-controlling interest	—	(18,538)
Net cash provided by financing activities	96,066	492,516

Effect of exchange rate changes on cash and cash equivalents	(5,639)	(715)
Net increase in cash and cash equivalents	259,453	42,685
Cash and cash equivalents at beginning of period	106,666	63,981
Cash and cash equivalents at end of period	$366,119	$106,666

CALLAWAY GOLF COMPANY
Consolidated Net Sales and Operating Segment Information
(Unaudited)
(In thousands)

	Net Sales by Product Category					Net Sales by Product Category
	Three Months Ended December 31,		Growth / (Decline)		Non-GAAP Constant Currency vs. 2019(1)	Year Ended December 31,		Growth / (Decline)		Non-GAAP Constant Currency vs. 2019(1)
	2020	2019	Dollars	Percent	Percent	2020	2019	Dollars	Percent	Percent
Net sales:
Golf Clubs	$170,452	$114,779	$55,673	48.5%	46.1%	$787,072	$768,310	$18,762	2.4%	2.1%
Golf Balls	43,342	37,920	5,422	14.3%	12.7%	195,603	210,863	(15,260)	(7.2)%	(7.4)%
Apparel	110,071	101,273	8,798	8.7%	4.8%	349,272	410,712	(61,440)	(15.0)%	(16.3)%
Gear/Accessories/Other	50,764	57,969	(7,205)	(12.4)%	(15.0)%	257,513	311,178	(53,665)	(17.2)%	(18.1)%
	$374,629	$311,941	$62,688	20.1%	17.3%	$1,589,460	$1,701,063	$(111,603)	(6.6)%	(7.2)%

(1) Calculated by applying 2019 exchange rates to 2020 reported sales in regions outside the U.S

	Net Sales by Region					Net Sales by Region
	Three Months Ended December 31,		Growth		Non-GAAP Constant Currency vs. 2019(1)	Year Ended December 31,		Decline		Non-GAAP Constant Currency vs. 2019(1)
	2020	2019	Dollars	Percent	Percent	2020	2019	Dollars	Percent	Percent
Net Sales
United States	$174,764	$130,181	$44,583	34.2%	34.2%	$778,600	$788,232	$(9,632)	(1.2)%	(1.2)%
Europe	91,484	87,034	4,450	5.1%	0.1%	372,957	428,628	(55,671)	(13.0)%	(14.7)%
Japan	53,538	53,180	358	0.7%	(3.0)%	212,055	246,260	(34,205)	(13.9)%	(15.6)%
Rest of World	54,843	41,546	13,297	32.0%	26.2%	225,848	237,943	(12,095)	(5.1)%	(4.8)%
	$374,629	$311,941	$62,688	20.1%	17.3%	$1,589,460	$1,701,063	$(111,603)	(6.6)%	(7.2)%

(1) Calculated by applying 2019 exchange rates to 2020 reported sales in regions outside the U.S

	Operating Segment Information					Operating Segment Information
	Three Months Ended December 31,		Growth / (Decline)		Non-GAAP Constant Currency vs. 2019(1)	Year Ended December 31,		Growth / (Decline)		Non-GAAP Constant Currency vs. 2019(1)
	2020	2019	Dollars	Percent	Percent	2020	2019	Dollars	Percent	Percent
Net Sales
Golf Equipment	$213,794	$152,699	$61,095	40.0%	37.8%	$982,675	$979,173	$3,502	0.4%	0.1%
Apparel, Gear and Other	160,835	159,242	1,593	1.0%	(2.4)%	606,785	721,890	(115,105)	(15.9)%	(17.1)%
	$374,629	$311,941	$62,688	20.1%	17.3%	$1,589,460	$1,701,063	$(111,603)	(6.6)%	(7.2)%

Income (loss) before income taxes:
Golf Equipment	$3,993	$(8,467)	$12,460	147.2%		$148,578	$140,316	$8,262	5.9%
Apparel, Gear and Other	(9,720)	6,582	(16,302)	(247.7)%		679	75,490	(74,811)	(99.1)%
Reconciling items(2)	(41,973)	(29,685)	(12,288)	(41.4)%		(276,735)	(120,037)	(156,698)	(130.5)%
	$(47,700)	$(31,570)	$(16,130)	(51.1)%		$(127,478)	$95,769	$(223,247)	(233.1)%

(1)	Calculated by applying 2019 exchange rates to 2020 reported sales in regions outside the U.S.
(2)

Amount includes corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability, as well as non-cash amortization expense of intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin. In addition, the reconciling items for 2020 include (i) an impairment charge of $174.3 million related to Jack Wolfskin, (ii) the non-cash amortization of the debt discount on the convertible notes issued in May 2020, (iii) certain non-recurring costs associated with the Topgolf Merger Agreement, (iv) costs associated with the Company's transition to its new North America Distribution Center and the implementation of new IT systems for Jack Wolfskin, and (v) severance expense related to the Company's cost reduction initiatives recognized in the three and twelve months ended December 31, 2020. Reconciling items for 2019 represent certain non-recurring and non-cash costs, including costs associated with the acquisition of Jack Wolfskin and the amortization of the inventory step-up related to the Jack Wolfskin acquisition.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,
	2020					2019
	GAAP	Non-Cash Amortization of Intangible Assets(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Acquisition and Other Costs(3)	Non-GAAP	GAAP	Non-Cash Amortization of Intangible Assets and Purchase Accounting Adjustments(1)	Acquisition & Transition Related Costs and Other(4)	Non-GAAP
Gross profit	$139,123	$—	$—	$(272)	$139,395	$130,148	$(225)	$(1,739)	$132,112
Operating expenses, net	171,378	1,255	—	8,335	161,788	152,804	1,525	3,037	148,242
Other expense, net	(15,445)	—	(2,474)	(44)	(12,927)	(8,914)	—	—	(8,914)
Income tax benefit	(7,124)	(288)	(569)	(1,990)	(4,277)	(2,352)	(403)	(1,099)	(850)
Net loss attributable to Callaway Golf Company	$(40,576)	$(967)	$(1,905)	$(6,661)	$(31,043)	$(29,218)	$(1,347)	$(3,677)	$(24,194)

Diluted loss per share:	($0.43)	($0.01)	($0.02)	($0.07)	($0.33)	($0.31)	($0.01)	($0.04)	($0.26)

(1)

The Company excluded from its non-GAAP net loss and diluted loss per share non-cash amortization expense for the three months ended December 31, 2020 and 2019 related to intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin. In addition, 2019 excludes amortization expense of $0.5 million related to purchase accounting adjustments in connection with the Jack Wolfskin acquisition.

(2)

For the three months ended December 31, 2020, the Company excluded non-cash amortization expense of $2.5 million from its non-GAAP net loss and diluted loss per share relating to the discount on the convertible notes issued in May 2020.

(3)

For the three months ended December 31, 2020, the Company excluded certain "Acquisition and Other Costs" from its non-GAAP net loss and diluted loss per share, which primarily consisted of (i) $7.0 million of expenses related to the Topgolf merger including legal, professional and SEC filing fees; (ii) severance expense related to the Company's cost reduction initiatives in response to the COVID-19 pandemic; (iii) IT consulting related to the implementation of new IT systems for Jack Wolfskin; and (iv) expenses related to the Company's transition to its new North America Distribution Center.

(4)

For the three months ended December 31, 2019, the Company excluded certain "Acquisition & Transition Related Costs and Other" from its non-GAAP net loss and diluted loss per share, which primarily consisted of costs associated with transitioning and reporting on the Jack Wolfskin business, including consulting, audit fees for SEC reporting requirements and travel expenses, as well as consulting fees to address an activist investor.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Year Ended December 31,
	2020					2019
	GAAP	Non-Cash Amortization of Intangible Assets and Impairment Charges(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Acquisition and Other Costs(3)	Non-GAAP(4)	GAAP	Non-Cash Amortization of Intangible Assets and Purchase Accounting Adjustments(1)	Acquisition & Transition Related Costs and Other(5)	Non-GAAP
Gross profit	$657,585	$—	$—	$(7,260)	$664,845	$766,787	$(10,928)	$(1,739)	$779,454
Operating expenses, net	763,100	179,116	—	13,873	570,111	634,119	5,149	12,372	616,598
Other expense, net	(21,963)	—	(6,388)	(44)	(15,531)	(36,899)	—	(3,896)	(33,003)
Income tax provision (benefit)	(544)	(9,038)	(1,469)	(4,871)	14,834	16,540	(3,698)	(4,142)	24,380
Net income (loss) attributable to Callaway Golf Company	$(126,934)	$(170,078)	$(4,919)	$(16,306)	$64,369	$79,408	$(12,379)	$(13,865)	$105,652

Diluted earnings (loss) per share:	($1.35)	($1.81)	($0.05)	($0.17)	$0.67	$0.82	($0.13)	($0.15)	$1.10

(1)

The Company excluded an impairment charge of $174.3 million from its non-GAAP net income and diluted earnings per share for the period ended December 31, 2020 associated with the write-down of goodwill and a portion of the trade name related to Jack Wolfskin, and for the period ended December 31, 2019, the Company excluded non-cash amortization expense of $11.2 million from its non-GAAP net income and diluted EPS related to purchase accounting adjustments in connection with the Jack Wolfskin acquisition. In addition, both 2020 and 2019 excludes non-cash amortization expense of intangible assets from the acquisitions of OGIO, TravisMathew and Jack Wolfskin.

(2)

For the period ended December 31, 2020, the Company excluded non-cash amortization expense from its non-GAAP net income and diluted earnings per share relating to the discount on the convertible notes issued in May 2020.

(3)

For the period ended December 31, 2020, the Company excluded certain "Acquisition and Other Costs" from its non-GAAP net income and diluted earnings per share, which primarily consisted of (i) $8.5 million of expenses related to the Topgolf merger including legal, professional and SEC filing fees; (ii) $5.6 million of severance expense related to the Company's cost reduction initiatives in response to the COVID-19 pandemic; (iii) $5.5 million of expenses related to the Company's transition to its new North America Distribution Center; and (iv) IT consulting related to the implementation of new IT systems for Jack Wolfskin.

(4)

Total diluted earnings per share on a non-GAAP basis for the year ended December 31, 2020 was calculated using diluted weighted average shares outstanding, as earnings on a non-GAAP basis resulted in net income after giving effect to pro forma adjustments.

(5)

For the period ended December 31, 2019, the Company excluded certain "Acquisition and Transition Related Costs and Other" from its non-GAAP net income and diluted earnings per share, which primarily consisted of (i) $4.7 million of transaction costs associated with the acquisition of Jack Wolfskin, including banker's fees, legal fees, consulting and travel expenses; (ii) $6.6 million of costs associated with transitioning and reporting on the Jack Wolfskin business, including audit fees for SEC reporting requirements, recruiting fees, and valuation services associated with preparing Jack Wolfskin's opening balance sheet; (iii) consulting fees to address an activist investor; and (iv) foreign currency exchange losses primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros.

CALLAWAY GOLF COMPANY
Supplemental Financial Information and Non-GAAP Reconciliation
(Unaudited)
(In thousands, except per share data)

	2020 Trailing Twelve Month Adjusted EBITDAS					2019 Trailing Twelve Month Adjusted EBITDAS
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2020	2020	2020	2020	Total(1)	2019	2019	2019	2019	Total
Net income (loss)	$28,894	$(167,684)	$52,432	$(40,576)	$(126,934)	$48,647	$28,931	$31,048	$(29,218)	$79,408
Interest expense, net	9,115	12,163	12,727	12,927	46,932	9,639	10,260	9,545	9,049	38,493
Income tax provision (benefit)	9,151	(7,931)	5,360	(7,124)	(544)	9,556	7,208	2,128	(2,352)	16,540
Depreciation and amortization expense	8,997	9,360	10,311	10,840	39,508	7,977	9,022	8,472	9,480	34,951
JW goodwill and trade name impairment	—	174,269	—	—	174,269	—	—	—	—	—
Non-cash stock compensation expense	1,861	2,942	3,263	2,861	10,927	3,435	3,530	2,513	3,418	12,896
EBITDAS	58,018	23,119	84,093	(21,072)	144,158	79,254	58,951	53,706	(9,623)	182,288
Acquisitions & other non-recurring costs, before taxes(2)	1,516	5,856	2,858	8,607	20,381	13,986	6,939	3,009	4,090	28,024
Adjusted EBITDAS	$59,534	$28,975	$86,951	$(12,465)	$164,539	$93,240	$65,890	$56,715	$(5,533)	$210,312

(1)

Full year adjusted EBITDAS includes $1.5 million of Topgolf deal costs incurred in the third quarter of 2020, which were reclassified and presented as acquisitions and other non-recurring costs for the purposes of presenting the September 30, 2020 Adjusted EBITDAS as well as total 2020 Trailing Twelve Month Adjusted EBITDAS.

(2)

"Acquisitions and other non-recurring costs" for the year ended December 31, 2020 include (i) costs associated with the Topgolf merger of $8.5 million, consisting of legal, professional and SEC filing fees; (ii) $5.6 million of severance related to the Company's cost reduction initiatives in response to the COVID-19 pandemic; (iii) costs related to the Company's transition to its new North America Distribution Center; and (iv) IT consulting related to the implementation of new IT systems for Jack Wolfskin. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

For the year ended December 31, 2019, costs include (i) $4.7 million of transaction costs associated with the acquisition of Jack Wolfskin, including banker's fees, legal fees, consulting and travel expenses; (ii) $5.5 million of costs associated with transitioning and reporting on the Jack Wolfskin business, including consulting fees, audit fees for SEC reporting requirements and valuation services associated with preparing Jack Wolfskin's opening balance sheet; (iii) the recognition of a $3.9 million foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iv) consulting fees to address an activist investor. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.